Exhibit 4.1
NUMBER                    SHARES
C-

SEE REVERSE FOR CERTAIN DEFINITIONS    CUSIP 971378104

WILLSCOT HOLDINGS CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

This Certifies that _______________ is the owner of ______________ fully paid and non-assessable shares of common stock of the par of the par value of $0.0001 each of WILLSCOT HOLDINGS CORPORATION., a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Authorized Signatory	Transfer Agent

Exhibit 4.1
WILLSCOT HOLDINGS CORPORATION

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN
COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
					(Cust)		(Minor)

TEN		as tenants by the entireties
ENT	-				Under Uniform Gifts to Minors Act

JT		as joint tenants with right of survivorship and not as tenants in common
TEN	-					(State)

Additional abbreviations may also be used though not in the above list.
For value received,____________________ hereby sells, assigns and transfers unto ______________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES ACT OF1933, AS AMENDED).
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